UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2006	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Section 1.01.    Entry into a Material Definitive Agreement

On May 3, 2006, IWT Tesoro Corporation closed a $2.0 million secured term note from Laurus Master Fund. Ltd. Net proceeds from the financing are being used for working capital. As part of the financing, Tesoro paid Laurus Capital Management, LLC., Laurus’ manager, a closing payment of $56,000, plus due diligence and other expenses totaling $5,500.

The investment, which takes the form of a secured term note, secured by substantially all of the assets of Tesoro and its subsidiaries,  subject to the rights of Tesoro’s senior lender, has a one-year term and bears interest at a rate of 15% per annum. In connection with the financing, Tesoro issued Laurus a common stock purchase warrant to purchase up to 333,333 shares of Tesoro’s common stock at $1.12 per share through May 3, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, for a description of the terms of the financing transaction that included the issuance of a secured term note in the amount of $2.0 million.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 of this current Report on form 8-K, which item is incorporated herein by reference, for a description of the terms of the financing transaction that included the issuance of a secured term note in the amount of 2.0 million. As noted above, this transaction included a warrant to purchase up to 333,333 shares of common stock at $1.12 per share. In connection with the sale, Laurus has been provided with and had the opportunity to review documents, including financial, and ask questions about the Company. Laurus is an accredited investor. The sale of the unregistered securities was issued pursuant to Rule 506 of Regulation D and Section 4.2 of the Securities Act of 1933, as amended. The Company intends to file a registration statement to register the shares of common stock underlying the warrants and the shares into which the note may be converted.

Item 9.01  Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.32       Form of Securities Purchase Agreement dated May 3, 2006 between IWT Tesoro Corporation and Laurus Master Fund Ltd. (without exhibits).

10.33       Form of Secured Term Note, dated May 3, 2006 in favor of Laurus Master Fund, Ltd. in the principal amount of $2.0 million.

10.34       Form of Common Stock Purchase Warrant, by Tesoro in favor of Laurus Master Fund., Ltd. dated May 3, 2006.

10.35       Amended and Restated Registration Rights Agreement by Tesoro and Laurus Master Fund dated May 3, 2006.

10.36       Reaffirmation and Ratification Agreement dated May 3, 2006 by Tesoro and its subsidiaries.

10.37       Second Amended and Restated Senior Subordination Agreement between Laurus Master Fund Ltd. and Bank of America, N.A. dated May 3, 2006.

99.1         Press Release dated May 9, 2006.

Statements made in this Current Report may contain “forward-looking statements” and are not historical facts. For example, statements regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like “intend,” “would”, “anticipate,” “believe,” “estimate,” “plan” or “expect” or the negative of these terms and similar expressions we are making forward-looking statements. You should be aware that these forward-looking statements are subject to risks and uncertainties. Additionally, our forward-looking statements speak only as of the date of this report. Other than as required by law, we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2006	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President